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                                                                    EXHIBIT 10.1





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                            STOCK PURCHASE AGREEMENT


                                      AMONG

                               THE SHAREHOLDERS OF
                                PETRO-DRIVE INC.,

                               GRANT PRIDECO, INC.

                                       AND

                         WEATHERFORD INTERNATIONAL, INC.


                                 AUGUST 25, 1999

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                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----

ARTICLE 1.........................................................................................................1
         PURCHASE AND SALE........................................................................................1
                 1.1        Sale of Shares........................................................................1
                 1.2        Closing...............................................................................1
                 1.3        Purchase Price........................................................................1
                 1.4        Purchase Price Adjustment.............................................................1
                 1.5        Liabilities Assumed by the Shareholders...............................................3
                 1.6        Weatherford Share Adjustments.........................................................3
                 1.7        Adjustments for Changes in Capitalization.............................................3
                 1.8        Escrowed Shares.......................................................................4

ARTICLE 2.........................................................................................................4
         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.......................................................4
                 2.1        Organizational Matters................................................................4
                 2.2        Validity of Agreement and Conflict with Other Instruments.............................5
                 2.3        Approvals, Licenses and Authorizations................................................6
                 2.4        Title to and Condition of Properties..................................................6
                 2.5        Contracts and Commitments.............................................................7
                 2.6        Financial Statements..................................................................8
                 2.7        No Litigation.........................................................................8
                 2.8        No Adverse Changes or Events..........................................................8
                 2.9        Environmental Matters.................................................................9
                 2.10       Warranties and Product Liability.....................................................10
                 2.11       Employee Matters.....................................................................10
                 2.12       Taxes and Governmental Returns and Reports...........................................13
                 2.13       Finder's Fees........................................................................15
                 2.14       Insurance............................................................................15
                 2.15       Securities Law Matters...............................................................15

ARTICLE 3........................................................................................................17
         REPRESENTATIONS AND WARRANTIES OF THE BUYER AND WEATHERFORD.............................................17
                 3.1        Corporate Matters....................................................................17
                 3.2        Approvals, Licenses and Authorizations...............................................17
                 3.3        Finder's Fees........................................................................17
                 3.4        Authorization for the Weatherford Shares.............................................17
                 3.5        SEC Documents........................................................................18

ARTICLE 4........................................................................................................18
         ADDITIONAL AGREEMENTS...................................................................................18
                 4.1        Access to Information................................................................18
                 4.2        Conduct of the Business..............................................................19
                 4.3        Negotiation with Others..............................................................21
                 4.4        Information..........................................................................21
                 4.5        Delivery of Documents................................................................21
                 4.6        Further Assurances...................................................................21
                 4.7        Nondisclosure of Proprietary Information.............................................21
                 4.8        Covenant Not to Compete With the Business............................................22
                 4.9        Use of Corporate Name................................................................22
                 4.10       Release..............................................................................23


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
                 4.11       Continuation of Business by the Buyer................................................23
                 4.12       Payment of Obligations...............................................................23
                 4.13       Company Cars.........................................................................24
                 4.14       Certain Licenses and Agreements......................................................24
                 4.15       Certain Receivables..................................................................24

ARTICLE 5........................................................................................................24
         BUYER'S AND WEATHERFORD'S CONDITIONS....................................................................24
                 5.1        Representations, Warranties and Covenants............................................24
                 5.2        Good Standing........................................................................25
                 5.3        Certificates and Instruments of Transfer.............................................25
                 5.4        No Litigation........................................................................25
                 5.5        No Material Adverse Event............................................................25
                 5.6        Other Legal Matters..................................................................25
                 5.7        Licenses, Consents and Approvals.....................................................25
                 5.8        Consents of Third Persons............................................................25
                 5.9        Legal Opinion........................................................................25
                 5.10       Shareholder and Other Payment Obligations............................................26
                 5.11       Liabilities..........................................................................26
                 5.12       Employment Agreement.................................................................26
                 5.13       Stock Exchange Approval..............................................................26
                 5.14       Approvals for Issuance of Weatherford Shares.........................................26
                 5.15       Resolutions..........................................................................26
                 5.16       Broussard Facilities.................................................................26
                 5.17       Cayman Islands Name Change...........................................................26
                 5.18       Certain Licenses and Agreements......................................................26

ARTICLE 6........................................................................................................26
         SHAREHOLDERS' CONDITIONS................................................................................26
                 6.1        Representations, Warranties and Covenants............................................26
                 6.2        Purchase Price.......................................................................27
                 6.3        Licenses, Consents and Approvals.....................................................27
                 6.4        No Litigation........................................................................27
                 6.5        Other Legal Matters..................................................................27
                 6.6        Legal Opinion........................................................................27
                 6.7        Company Obligations..................................................................27
                 6.8        Employment Agreement.................................................................27
                 6.9        Resolutions..........................................................................27
                 6.10       Consulting Agreements................................................................27
                 6.11       Broussard Facilities.................................................................28

ARTICLE 7........................................................................................................28
         INDEMNIFICATION.........................................................................................28
                 7.1        Indemnification by the Shareholders..................................................28
                 7.2        Indemnification by the Buyer and Weatherford.........................................28
                 7.3        Procedure............................................................................28
                 7.4        Payment..............................................................................29
                 7.5        Failure to Pay Indemnification.......................................................29
                 7.6        Express Negligence...................................................................29
                 7.7        Indemnification Limitations..........................................................29


                                       ii
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
                 7.8        Liability Adjustment.................................................................30

ARTICLE 8........................................................................................................30
         NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                 REPRESENTATIONS, WARRANTIES AND AGREEMENTS......................................................30

ARTICLE 9........................................................................................................30
         TERMINATION.............................................................................................30
                 9.1        Termination..........................................................................30
                 9.2        Liability Upon Termination...........................................................31
                 9.3        Notice of Termination................................................................31

ARTICLE 10.......................................................................................................31
         DEFINITIONS OF CERTAIN TERMS............................................................................31

ARTICLE 11.......................................................................................................37
         MISCELLANEOUS...........................................................................................37
                 11.1       Shareholder Representative...........................................................37
                 11.2       Spousal Consent......................................................................37
                 11.3       Expenses.............................................................................37
                 11.4       Notices..............................................................................37
                 11.5       Specific Performance.................................................................38
                 11.6       Assignment and Successors............................................................38
                 11.7       Entire Agreement.....................................................................38
                 11.8       Governing Law........................................................................39
                 11.9       Waiver...............................................................................39
                 11.10      Severability.........................................................................39
                 11.11      No Third Party Beneficiaries.........................................................39
                 11.12      Counterparts.........................................................................39
                 11.13      Headings.............................................................................39
                 11.14      Arbitration..........................................................................39
                 11.15      Negotiated Transaction...............................................................40



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                      LIST OF DISCLOSURE SCHEDULE SECTIONS

Section 1.3 - Purchase Price
Section 2.1(a) - Jurisdictions in Which the Company Does Business
Section 2.1(b) - Charter and By-laws of the Company; Shareholders
Section 2.2(c) - Loss of Licenses, Permits etc.
Section 2.3 - Licenses, Permits etc.
Section 2.4(a) - Title to Property
Section 2.4(b) - Real Property
Section 2.4(c) - Intellectual Property
Section 2.4(d) - Use of Others' Property
Section 2.5(a) - Contracts and Commitments
Section 2.6 - Financial Statements
Section 2.7 - Litigation
Section 2.8(c) - Bonuses
Section 2.8(h) - Material Transactions
Section 2.9 - Environmental Matters
Section 2.10 - Product Warranties
Section 2.11 - Employee Benefits and Matters
Section 2.12 - Tax Groups
Section 2.14 - Insurance
Section 4.15 - Accounts Receivable


                                LIST OF EXHIBITS

Exhibit A - Form of Employment Agreement
Exhibit B - Form of Broussard Facilities Lease
Exhibit C - Form of Consulting Agreement

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 25, 1999, among the shareholders of Petro-Drive Inc., a Louisiana corporation (the "Company"), listed on the signature pages hereto (collectively, the "Shareholders"), Grant Prideco, Inc., a Delaware corporation (the "Buyer"), and Weatherford International, Inc., a Delaware corporation ("Weatherford").


                              W I T N E S S E T H :

         WHEREAS, the Shareholders desire to transfer to the Buyer all of the outstanding shares of capital stock (the "Shares") of the Company and the Buyer desires to acquire the Shares, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                                PURCHASE AND SALE

         1.1 Sale of Shares. On the Closing Date, upon the terms and subject to the conditions contained herein, the Shareholders shall transfer, sell, assign and convey to the Buyer, and the Buyer shall purchase from the Shareholders, the Shares free and clear of all Liens (as defined in Section 10.32).

         1.2 Closing. Subject to the conditions set forth in this Agreement, the Closing shall take place at the offices of Weatherford, located at 515 Post Oak Blvd., Suite 600, Houston, Texas, at 9:00 a.m. on August 25, 1999, or at such other time, date and place as the parties hereto shall mutually agree upon in writing (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of and control over the Shares shall pass to the Buyer at the Closing.

         1.3 Purchase Price. On the Closing Date, in consideration of the transfer to Buyer of the Shares, Weatherford shall issue to the Shareholders (in the amounts set forth on Section 1.3 of the Disclosure Schedule) the Weatherford Shares (as defined in Section 10.56) in payment of the purchase price (the "Purchase Price"); provided, however, that an aggregate of 82,189 of the Weatherford Shares (the "Escrowed Shares") shall be held in escrow by Weatherford in accordance with Section 1.8.

         1.4 Purchase Price Adjustment.

                 (a) The Buyer shall, within 60 calendar days after the Closing Date, prepare or cause to be prepared a balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet") and shall deliver such Closing Date Balance Sheet to the Shareholder Representative (as defined in Section 11.1). The Buyer shall provide the Shareholder Representative with access to copies of all work papers and other relevant documents to verify the entries contained in the Closing Date Balance Sheet. The Closing Date Balance Sheet shall be prepared in accordance with GAAP (as defined in Section 10.26). The Shareholder

Representative shall have a period of 15 calendar days after delivery to him of the Closing Date Balance Sheet to review it and make any objections in writing to the Buyer. If written objections to the Closing Date Balance Sheet are delivered to the Buyer within such 15-day period, then the Buyer and the Shareholder Representative shall attempt to resolve the matter or matters in dispute. If no written objections are made within the time period provided above, the Closing Date Balance Sheet shall become final and binding on the parties hereto and the Purchase Price shall be adjusted as described in clause
(c) below.

                 (b) If disputes with respect to the Closing Date Balance Sheet cannot be resolved by the Buyer and the Shareholder Representative within 15 calendar days after the delivery of the objections to the Closing Date Balance Sheet, then either party, with notice to the other party, may submit the specific matters in dispute to Ernst & Young LLP or such other recognized independent accounting firm as may be approved by the Buyer and the Shareholder Representative, which firm shall render its opinion as to such matters. Based on such opinion, such accounting firm will then send to the Buyer and the Shareholder Representative its determination in writing on the specific matters in dispute, including any resulting revisions to the Closing Date Balance Sheet. The Closing Date Balance Sheet, including revisions, if any, made by such accounting firm, shall then become final and binding on the parties hereto and the Purchase Price shall be adjusted as described in clause (c) below. The fees and other costs charged by the independent accounting firm shall be borne by the Buyer, on the one hand, and the Shareholders (in proportion of their Share ownership), on the other hand, equally.

                 (c) At the time the Closing Date Balance Sheet becomes final and binding on the parties hereto, the Purchase Price will be:

                            (i) reduced by the amount, if any, by which the
              Target Working Capital (as defined in Section 10.51) exceeds the Closing Date Working Capital (as defined in Section 10.11);

                            (ii) increased by the amount, if any, by which the
              Closing Date Working Capital exceeds the Target Working Capital;

                            (iii) reduced by the amount, if any, by which the
              Closing Date Debt (as defined in Section 10.10) exceeds the Target Debt (as defined in Section 10.50);

                            (iv) increased by the amount, if any, by which the
              Target Debt exceeds the Closing Date Debt; and

                            (v) reduced by $122,000, which represents the amount
              to replace or repair the 18-ton stiff leg crane.

If the foregoing adjustments result in a net decrease in the Purchase Price, the Shareholders shall, within five days of the date that the Closing Date Balance Sheet becomes final and binding on the parties hereto, transfer to the Buyer, in the same proportions as the Shareholders received the Weatherford Shares, the number of shares of Common Stock equal to the amount of such difference, as determined in clause (d) below. If the foregoing adjustments result in a net increase in the Purchase Price, the Buyer shall, within five days of the date that the Closing Date Balance Sheet becomes final and binding on the parties hereto, cause Weatherford to issue to the Shareholders, in the same proportions as the Shareholders received the Weatherford Shares, the number of shares of Common Stock equal to the amount of such difference, as determined in clause (d) below.

                 (d) Any adjustments made pursuant to this Section 1.4 shall be made in shares of Common Stock or cash, at the option of the payor. The number of shares of Common Stock that may be issued by Weatherford or transferred by the Shareholders, as the case may be, shall be equal to the amount of the adjustment, divided by the Average Closing Price (as defined in Section 10.3). If the Shareholders decide to use shares of Common Stock to pay any adjustment under this Section 1.4, such payment shall be made first from the Escrowed Shares and then, as necessary, from the other Weatherford Shares issued to the Shareholders at Closing. Any payments made pursuant to this Section 1.4 shall be deemed to be adjustments to the Purchase Price.

                 (e) For purposes of preparing the Closing Date Balance Sheet, there shall be no (i) increases in the carrying value of any assets of the Company by virtue of any adjustments made after March 31, 1999, or (ii) increases in assets of the Company due to the recognition of any non-cash increase after March 31, 1999, other than in connection with sales and dispositions of inventory in the ordinary course of business.

         1.5 Liabilities Assumed by the Shareholders. Effective immediately prior to the Closing, the Shareholders shall assume all of the Retained Liabilities (as defined in Section 10.41).

         1.6 Weatherford Share Adjustments. If any of the Shareholders sells any Weatherford Shares during the period commencing on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date in a bona fide open market transaction to a non-Affiliate of any of the Shareholders (a "Resale") at a gross sales price per share that is less than $36.50 (the "Target Price"), Weatherford and the Buyer agree to issue to such Shareholder the number of shares of Common Stock equal to (i) the number of Weatherford Shares sold in the Resale multiplied by the difference between the Target Price and the gross sales price per share received in the Resale, divided by (ii) the gross sales price per share at Resale (such issuance referred to as an "Additional Payment"); provided, however, that Weatherford may, in its sole discretion, elect to make any Additional Payment in cash. On the third Business Day following the receipt by Weatherford of adequate documentation of a Resale, including a copy of the broker's transaction report for the Resale, which shall include the gross sales price per Weatherford Share sold in the Resale, an Additional Payment shall be made by the Buyer or Weatherford to such Shareholder. Notwithstanding the foregoing, if for any period of 10 consecutive trading days subsequent to the first anniversary of the Closing Date, the closing sales price of the Common Stock, as reported by the New York Stock Exchange, is greater than the Target Price, Weatherford's and the Buyer's obligations under this Section 1.6 shall terminate.

         1.7 Adjustments for Changes in Capitalization. For purposes of this
Article 1, references to the Common Stock, Escrowed Shares and Weatherford Shares shall include any stock, securities, cash or other property that may be received by a stockholder who is issued a share of Common Stock on the Closing Date in respect of such share and all references to the market value of the Common Stock as of any date shall mean the sum of the market value of Common Stock and such other stock, securities, cash or other property that may be received by a holder of Common Stock in respect of a share of Common Stock. In the event a change in capitalization in accordance with the immediately preceding sentence includes the issuance or distribution by Weatherford of stock, securities, cash or other property, then for purposes of determining whether a Resale is for an amount less than the Target Price, the "gross sales price per share" shall be calculated by adding the sales price received for the portion of the Weatherford Shares actually sold to the value of the portion of the Weatherford Shares retained. The determination of the value of any security shall be based on the closing sale price of that security on the principal stock exchange on which it is listed if that security is traded on a national securities exchange. If the principal market in which a security is traded is an automated trading system, such as NASDAQ, the market value on any day shall be the average of the high and low bid price for that security on that day. If any other security or property is received, its value shall be determined by agreement by a nationally recognized investment banking firm selected in good faith by Weatherford. In the event of a reclassification of the Common Stock into a greater or lesser number of shares of Common Stock, all references to numbers of shares of Common Stock and all market prices (including Target Price) for the Common Stock shall be appropriately adjusted to reflect such reclassification.

         1.8 Escrowed Shares. Subject to Section 1.4 and Article 7, the Escrowed Shares shall be issued and outstanding for all purposes and held in escrow by Weatherford until the later to occur of (i) three years after the date of the filing of the Company's 1999 Tax returns and (ii) the completion and resolution of any Tax audits involving the Company (the "Termination Date"); provided, however, that if on the Termination Date any claims for indemnification for Buyer Losses have not been resolved or paid in full, such Termination Date shall be extended and any or all of the Escrowed Shares may be held in escrow by Weatherford for so long as any of such claims for indemnification for Buyer Losses have not been resolved or paid in full. Any dividends or distributions paid or payable with respect to the Escrowed Shares shall also be deemed to constitute Escrowed Shares and shall be subject to the terms of this Section
1.8. Following one year after the date hereof, if any Shareholder desires to sell any of such Shareholder's Escrowed Shares, Weatherford will release such shares provided that the Shareholder deposits with Weatherford or the Buyer an aggregate amount in cash equal to the number of Escrowed Shares withdrawn multiplied by $36.50 per share. To the extent the Escrowed Shares consist of cash, the Buyer or Weatherford can satisfy their rights to receive payments under Section 7.4 by withdrawing cash or shares or any combination thereof. Such cash deposited with Weatherford or the Buyer, including any interest earned thereon, shall be held in escrow and be deemed to constitute Escrowed Shares for purposes of this Agreement. All cash deposited with Weatherford or the Buyer shall earn interest at the same interest rate that Weatherford or the Buyer earns on its money investment account. Subject to the foregoing, Weatherford shall deliver to the Shareholders (in such proportions as the Shareholders received the Weatherford Shares) the Escrowed Shares, if any, remaining on the Termination Date.


                                    ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders hereby represent and warrant to the Buyer and Weatherford as follows:

         2.1 Organizational Matters.

                 (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Louisiana. The Company is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions specified in Section 2.1(a) of the Disclosure Schedule and there is no other jurisdiction in which the nature and extent of the business conducted by the Company or the character of its assets makes such qualification necessary. The Company does not do business in any state, country or commonwealth under any name other than "Petro-Drive". The Company does not have any Subsidiaries.

                 (b) The items set forth in Section 2.1(b) of the Disclosure Schedule are true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company, as amended and in full force and effect. The authorized capital of the Company consists of 5,000,000 shares of common stock, no par value, of which 206,888 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company are owned of record by the Shareholders, free and clear of all Liens, in the amounts set forth in Section 2.1(b) of the Disclosure Schedule. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive, preferential purchase or other



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

similar rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating the Company (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of the Company or any securities or obligations convertible into or exchangeable for such shares or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding. The Shareholders have the absolute right to transfer the Shares to the Buyer. Upon the purchase of the Shares as contemplated by this Agreement, the Buyer will obtain good and valid title to the Shares, free and clear of all Liens.

         2.2 Validity of Agreement and Conflict with Other Instruments.

                 (a) Each of the Shareholders has the requisite legal capacity, power and authority to enter into this Agreement, to consummate the transactions contemplated hereunder and to perform his or its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Shareholders and is a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The Shareholders have not entered into any other agreement whereby the Shares will be sold, assigned or otherwise transferred to another Person.

                 (b) The execution, delivery and performance of this Agreement by the Shareholders and the consummation of the transactions contemplated hereby
(i) do not violate any provision of the Articles of Incorporation or Bylaws of the Company, or any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Shareholders or the Company or any of their respective properties or assets, (ii) do not conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, may result in a default), or the creation of a Lien pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, mortgage, deed of trust, lease or other agreement to which any of the Shareholders or the Company is a party or to which any of their respective assets are subject, (iii) do not require the consent, approval, clearance, waiver, order or authorization of any Person (as defined in Section 10.37) or Governmental Entity (as defined in
Section 10.27) that has not been obtained and (iv) conflict with, constitute a breach, violation or termination of any provision of any agreement or contract, whether written or otherwise, to which the Company is a party or by which it is bound.

                 (c) Except as set forth in Section 2.2(c) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Shareholders will not result in the loss of any license, franchise or permit possessed by the Company or give a right of acceleration or termination to any party to any agreement or other instrument to which the Company is a party or by which any of its assets are bound, or the loss of any right or benefit under such agreement or instrument.

         2.3 Approvals, Licenses and Authorizations.

                            (i) No order, license, consent, waiver,
authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of any of the Shareholders or the Company to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Shareholders and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Shares), or to effect the legality, validity, binding effect or enforceability thereof.

                 (a) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Company to carry on its business in the places and in the manner currently conducted have been duly obtained and are in full force and effect and are set forth in Section 2.3 of the Disclosure Schedule. No violations are in existence or, except as set forth in Section 2.3 of the Disclosure Schedule, have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Shareholders, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Company has complied with all laws, statutes, ordinances, rules, regulations and orders of any Governmental Entity, applicable to its business, and all rules, regulations and orders respecting the provision of services by it.

         2.4 Title to and Condition of Properties.

                 (a) The Company has good and marketable title to, or valid and subsisting leasehold interests in, all of the personal property reflected on the Financial Statements or used or useful in its business, free and clear of all Liens, except as set forth in Section 2.4(a) of the Disclosure Schedule. All of such personal property is in good working order and condition, subject to routine maintenance requirements. Routine maintenance as used in this Section 2.4(c) shall mean lubricating, painting and cleaning and any supplies or parts use in connection therewith. Since December 31, 1998, the Company has not sold, transferred or otherwise conveyed any personal property reflected in the Financial Statements (as defined in Section 2.6), except for inventory sold, consumed or otherwise disposed of in the ordinary course of business.

                 (b) Each parcel of real estate owned or leased by the Company is set forth on Section 2.4(b) of the Disclosure Schedule and, except as set forth in Section 2.4(b) of the Disclosure Schedule, (i) is free and clear of any Liens, (ii) is not subject to any governmental decree, (iii) is not being sold and (iv) is not being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed. All leases of real property leased for the use or benefit of the Company to which it is a party, and all amendments and modifications thereof, are in full force and effect and there exists no default under the leases by it, nor any event that with notice or lapse of time or both would constitute a default thereunder by it.

                 (c) The Company owns and has good and marketable title to, or is licensed or otherwise has the right to use, all Proprietary Information (as defined in Section 10.38), including, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, applications for any of the foregoing and other proprietary intellectual property rights and computer programs, that are used in or useful for the conduct of its business (collectively "Intellectual Property"). The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property. Section 2.4(c) of the Disclosure Schedule sets forth all Intellectual Property and other rights for any of the same owned or held by the Company, together with all registrations and recordings applicable to Intellectual Property. No claims are pending or, to the best knowledge of the Shareholders, threatened that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Shareholders, no Person is infringing the rights of the Company with respect to any Intellectual Property. The Company owns or licenses all of the Intellectual Property, free and clear of all Liens.

                 (d) All of the assets used or useful for the conduct of the business currently conducted by the Company are, or will by the Closing be, owned by it or leased by it under valid leases. Except as set forth in Section 2.4(d) of the Disclosure Schedule, the conduct of the business currently conducted by the Company in the ordinary course is not dependent on the right to use the property of others.

         2.5 Contracts and Commitments.

                 (a) Except as set forth in Section 2.5(a) of the Disclosure Schedule, the Company is not a party to nor is it bound by: (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $10,000 (other than purchase orders in the ordinary course of business for materials necessary for the Company); (ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than cost to the Company of producing such goods or providing such services; (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment; (iv) any agreement or obligation with the Shareholders or any Affiliate (as defined in Section 10.1) of the Company; (v) any Debt Obligations (as defined in Section 10.15); (vi) any labor union, management service, employment, consulting or other similar type contract or agreement; (vii) any agreement, contract or commitment that would limit the freedom of the Buyer or any Affiliate thereof following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the assets of the Company or to compete with any Person or to engage in any business or activity in any geographic area; (viii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Company, not cancelable by the Company, without penalty to the Company, within 30 calendar days; (ix) any agreement or contract obligating the Company or that would obligate or require any subsequent owner of the Company to provide for indemnification or contribution with respect to any matter; (x) any sales, distributorship, agency or similar agreement relating to the products sold or services provided by the Company; (xi) any license, royalty or similar agreement; or (xii) any other agreement, contract or commitment that might reasonably be expected to be material to the Company or its business.

                 (b) The Company is not in breach of any provision of, or in default (and the Shareholders have no knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under, the terms of any of the contracts or agreements listed in
Section 2.5(a) of the Disclosure Schedule. All of the contracts and agreements listed in Section 2.5(a) of the Disclosure Schedule are in full force and effect. The Shareholders are not aware of any pending or threatened disputes with respect to any of the contracts or agreements listed on Section 2.5(a) of the Disclosure Schedule.

                 (c) The enforceability of the contracts and agreements set forth in Section 2.5(a) of the Disclosure Schedule will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         2.6 Financial Statements. Attached as Section 2.6 of the Disclosure Schedule are true, correct and complete copies of (a) the audited balance sheet, statement of income and statement of cash flows of the Company as of and for the years ended December 31, 1998 and December 31, 1997 and (b) the compiled balance sheet and statement of income of the Company as of and for the three-month period ended March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements (i) fairly present the financial position of the Company as of their respective dates and the results of operations of the Company for the periods indicated therein, (ii) have been prepared in accordance with GAAP and
(iii) have not been rendered
untrue, incomplete or unfair as representations of the financial condition of the Company by events subsequent to the date of the Financial Statements. As of the date of this Agreement, the Company has no liability of any kind or matter, either direct, accrued, absolute or otherwise, that is not reflected or disclosed in the Financial Statements. All accounts receivable represented in the Financial Statements were generated in the ordinary course of business and, to the best knowledge of the Shareholders, are fully collectible net of reserves for doubtful accounts.

         2.7 No Litigation. Except as set forth in Section 2.7 of the Disclosure Schedule, there is no action, suit, claim, judgment, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or any change in any zoning or building ordinance pending or, to the best knowledge of the Shareholders, threatened against or affecting the Shareholders or the Company, at law or in equity, before or by any Governmental Entity and, to the best knowledge of the Shareholders, no basis exists for any such action, suit, claim, investigation or proceeding.

         2.8 No Adverse Changes or Events. Since December 31, 1998, the Company has been consistently operated only in the ordinary course, and there has not been: (a) any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or prospects of the Company or any occurrence, circumstance or combination thereof that might reasonably be expected to have an adverse effect before or after the Closing;
(b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Company; (c) any increase in the compensation or rate of compensation or commissions or, except as set forth in Section 2.8(c) of the Disclosure Schedule, bonuses payable or to become payable by the Company to any of its employees that is not consistent with past practice, any payment or accrual of, or commitment with respect to, any bonus plan or severance arrangement that is not consistent with past practice or any change or modification to any severance arrangement; (d) any sale, assignment, transfer or other disposition or lapse of any Intellectual Property or disclosure to any Person (other than employees of the Company in the scope of their employment) of any Intellectual Property; (e) any cancellation or compromise of any claims, or any waiver of any other rights relating to the Company, or any sale, transfer or other disposition of any properties or assets, real, personal or mixed, tangible or intangible, of the Company (other than sales of inventory in the ordinary course of business); (f) any change in the Company's method of accounting for financial, Tax (as defined in Section 10.52) or other purposes or any increase in the carrying value of the assets; (g) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; (h) except as set forth in
Section 2.8(h) of the Disclosure Schedule, any entry by the Company into any commitment or transaction that would be material to the Company; (i) any declaration, setting aside or payment of any dividends or distributions in respect of the Shares or any redemption, purchase or other acquisition of any of its securities; (j) any increase in indebtedness of borrowed money other than borrowing under any existing credit facilities; (k) any granting of a security interest or Lien on any property or assets of the Company other than (A) Liens for taxes not due and payable and (B) inchoate mechanics, warehousemen's and other statutory Liens incurred in the ordinary course of business; or (l) any action taken or omitted to be taken that would have been prohibited under
Section 4.2 had such action been taken or omitted to be taken after the date hereof.

         2.9 Environmental Matters.

                 (a) Except as set forth in Section 2.9 of the Disclosure Schedule, the Company has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws (as defined in Section 10.19) and related orders of any court or other Governmental Entity, except where the failure to so operate in compliance would not result in any liability, contingent or otherwise, to the Buyer or its Affiliates.

                 (b) Except as set forth in Section 2.7 of the Disclosure Schedule, there are no existing, pending or, to the best knowledge of the Shareholders, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against the Company or any of its assets that pertain or relate to (i) any obligations or liabilities, contingent or otherwise, under any applicable Environmental Law, (ii) violations of any Environmental Law or (iii) personal injury or property damage claims relating to the use, release or disposal of Hazardous Materials (as defined in Section 10.28).

                 (c) All Environmental Permits (as defined in Section 10.22) required to be obtained or filed by the Company under all applicable Environmental Laws in connection with its operation or use of the assets or properties or the conduct of its business have been duly obtained or filed and are in full force and effect and will remain in full force and effect following the transfer of the Shares to the Buyer, except where the failure to do so would not result in any liability, contingent or otherwise, to the Company, the Buyer or its Affiliates.

                 (d) Neither the Company nor any of its Affiliates has received notice that any Environmental Permit is to be revoked or suspended by any Governmental Entity and the Company is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under, or pertaining to matters regulated by, any Environmental Law.

                 (e) Except as set forth in Section 2.9 of the Disclosure Schedule, the Company does not own or operate any underground storage tanks and has not polluted with any Hazardous Materials the soil or groundwater of any past or present owned or leased premises of the Company.

                 (f) No portion of the assets or properties currently or previously leased or owned by the Company is part of any type of site designated as an environmental site under applicable law nor is part of a decontamination schedule or plan of any Governmental Authority.

                 (g) Except as set forth in Section 2.9 of the Disclosure Schedule, all Waste Materials (as defined in Section 10.55) generated by the Company have been transported, stored, treated and disposed of in compliance with all applicable Environmental Laws, except for such matters that would not result in any liability, contingent or otherwise, to the Company, the Buyer or its Affiliates.

                 (h) Except as set forth in Section 2.9 of the Disclosure Schedule, no Person has disposed or released any Hazardous Materials on or under any asset or property currently or, to the best knowledge of the Shareholders, previously leased or owned by the Company, and the Company has not disposed or released Hazardous Materials on or under the assets or properties currently or previously leased or owned by it.

                 (i) None of the assets or properties of the Company is encumbered by a lien arising or imposed under Environmental Laws.

                 (j) There are no existing or, to the best knowledge of the Shareholders, proposed requirements under Environmental Laws that will require the Company to make capital improvements to its assets or properties or make other expenditures subsequent to the Closing to remain in compliance with Environmental Laws.

                 (k) To the best knowledge of the Shareholders, no notice or other filing, consent or approval is required under any Environmental Law as a prerequisite to the transfer of the Shares to the Buyer.

                 (l) The Shareholders have provided the Buyer copies of all environmental audits, assessments or other evaluations of the Company or any of its assets or properties.

                 (m) Except as set forth in Section 2.9 of the Disclosure Schedule, no facts or circumstances exist that could reasonably be expected to result in any liability to any Person with respect to the current or past business and operations of the Company or the assets or properties currently or previously leased or owned by the Company in connection with (i) any release, transportation or disposal of any Hazardous Materials or (ii) action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law, except for such matters that would not result in any liability, contingent or otherwise, to the Buyer or its Affiliates.

         2.10 Warranties and Product Liability. Except for (a) warranties implied by or arising by operation of law and (b) warranties disclosed in
Section 2.10 of the Disclosure Schedule, the Company has not given or made any warranties in connection with the sale or rental of goods or services on or prior to the Closing, including, without limitation, warranties covering the customer's consequential damages. The Shareholders are not aware of any state of facts or the occurrence of any event forming the basis of any present claim against the Company with respect to warranties relating to products manufactured, sold, rented or distributed by it, or services performed by or on behalf of it on or prior to the Closing. The Shareholders have provided to the Buyer all information relating to any known or alleged design or other defect with respect to the products manufactured, sold or rented by the Company, and set forth in Section 2.10 of the Disclosure Schedule is a list and brief description of each such design or other defect.

         2.11 Employee Matters.

                 (a) Section 2.11 of the Disclosure Schedule contains a true, complete and accurate list of each director and each person employed by the Company, together with such individual's title or job description and date of hire by the Company, and, for each Company employee who is compensated on a salaried basis, such individual's salary, the last date of increase of his salary, and his incentive compensation arrangements with the Company. Except as and to the extent set forth on Section 2.11 of the Disclosure Schedule, as of the date immediately prior to the date hereof, neither the Company nor the Shareholders have received notification that any of the current employees of the Company presently plans to terminate his employment during the 1999 calendar year, whether by reason of the transactions contemplated by this Agreement or otherwise.

                 (b) Except as and to the extent set forth on Section 2.11 of the Disclosure Schedule, (i) there is no labor strike, work stoppage, lockout or material dispute or material slowdown pending or, to the knowledge of the Shareholders, threatened against the Company, and there has not been any such action during the last three years; (ii) the Company is not a party to or bound by any (A) collective bargaining or similar agreement with any labor organization or (B) written work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company;
(iii) no employee of the Company is represented by any labor organization and, to the knowledge of the Shareholders, there are no current union organizing activities among the employees of the Company; and (iv) there are no material written personnel policies, rules or procedures applicable to employees of the Company.

                 (c) Except as and to the extent set forth on Section 2.11 of the Disclosure Schedule (i) the Company is, and during the last three years has been, in material compliance with all applicable laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and has not engaged in any unfair labor practices as defined in the National Labor Relations Act; (ii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Shareholders, threatened before the National Labor Relations Board or any similar state or foreign agency; (iii) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (iv) none of the Company and the Shareholders has received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress; and (v) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Shareholders, threatened in any forum against the Company by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract of employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                 (d) During the last four years, the Company has not effectuated
(i) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; and the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as and to the extent set forth on Section 2.11 of the Disclosure Schedule, none of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) during the past six months.

                 (e) Section 2.11 of the Disclosure Schedule contains a true, complete and accurate list and brief description of all Company Benefit Plans (as defined in Section 10.13). The Shareholders shall have made available to the Buyer prior to Closing, as applicable, true, complete and correct copies of all plan documents, summary plan descriptions, financial statements, funding vehicles, agreements pursuant to which the Company may be obligated to indemnify any Person, determination letters issued by the Service and filings with all applicable governmental agencies for the past three years relating to the foregoing Company Benefit Plans.

                 (f) Neither the Company nor any Person, whether or not incorporated, that was at any time during the past six years treated as a single employer together with the Company has ever maintained, contributed to, had an obligation to contribute to, or incurred any liability with respect to, any employee benefit plan (within the meaning of Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

                 (g) Each Company Benefit Plan (i) has been operated and administered in all respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code, (ii) is in compliance with all registration, reporting and disclosure requirements of all applicable laws,
(iii) has had all appropriate filings filed timely for each year of its existence, if required, (iv) has at all times complied with any bonding requirements of ERISA or other applicable law, (iv) has been properly funded and
(v) to the best knowledge of the Shareholders, has no controversy pending with any Governmental Entity, nor any controversy resolved adversely to the Company or any of its Affiliates, that may subject the Buyer or the Company to the payment of any penalty, interest, tax or other obligation.

                 (h) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, either alone or in conjunction with another event (such as termination of employment) will (i) entitle any current or former employee of the Company, to severance pay from the Company, or any other payment under a Company Benefit Plan, (ii) accelerate the time of payment or vesting of benefits under an Company Benefit Plan, or (iii) increase the amount of compensation due any such employee by the Company.

                 (i) Neither the Company nor any of its Affiliates provides employee post-retirement medical or health coverage for any employee of the Company or contributes to or maintains any employee welfare benefit plan that provides for health benefit coverage following termination of employment of any employee of the Company, except as required by the Consolidated Omnibus Reconciliation Act of 1985, as amended, or a similar state law, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

                 (j) Neither the Company nor any of its Affiliates, any officer or partner of the Company or any of its Affiliates or any of the Company Benefit Plans, including the Pension Plans (as defined in Section 10.36), or any trusts created thereunder, or any trustee or administrator thereof, has engaged in any prohibited transaction or act or any other breach of fiduciary responsibility that could subject the Company or the Buyer as the successor to the Company to any Tax or penalty or to any liability under any applicable law or regulation.

                 (k) Each Company Benefit Plan may be unilaterally amended or terminated by the Company or the Buyer without liability to the Company or the Buyer on or at any time after the Closing.

                 (l) With respect to each Company Benefit Plan that is a welfare benefit plan (as defined in Section 3(1) of ERISA), all claims incurred (including claims incurred but not reported) by employees thereunder as of the Closing for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization pursuant to which such organization bears the liability for such claims or (iii) are reflected as a liability or accrued for on the Financial Statements.

                 (m) Any liabilities of the Company with respect to future obligations related to pension liabilities have been reflected in the Financial Statements.

                 (n) All contributions required to have been made as of the Closing to the Company Benefit Plans pursuant to their terms and applicable law have been timely made.

                 (o) The terms of all Company Benefit Plans that are intended to qualify under Section 401(a) of the Code (i) have been determined by the Service to qualify under Section 401(a) of the Code or (ii) the applicable remedial amendment periods under Section 401(b) of the Code will not have expired prior to the Closing. No event or circumstance has occurred that could cause the Service (as defined in Section 10.44) to disqualify any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code.

                 (p) There is no litigation, action, proceeding, audit, examination or claim pending, or to the Shareholder's knowledge, threatened or contemplated relating to any Company Benefit Plan (other than routine claims for benefits).

                 (q) There has been no partial termination of any Company Benefit Plan within the meaning of Section 411(d)(3) of the Code.

                 (r) No Person has engaged in a transaction that could result in the imposition upon the Company of a civil penalty under Sections 409 or 502(i) of ERISA (as defined in Section 10.23) or a Tax under Sections 4971, 4972, 4975, 4976, 4980, 4980B or 6652 of the Code, and no fact or event exists that could give rise to any such liability.

                 (s) No employee pension benefit plan as defined in Section 3(2) of ERISA that is maintained or contributed to by the Company or any ERISA Affiliate had an accumulated funding deficiency as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or prior to the Closing.

                 (t) Neither the Company nor any Person that was at any time during the six-year period ending on the date of this Agreement an ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to a multiemployer plan, as defined in Section 3(37) of ERISA, or a plan described in Section 4063(a) of ERISA.

                 (u) Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied (other than liability to the PBGC (as defined in Section 10.35) for the payment of premiums pursuant to Section 4007 of ERISA). No condition exists for which the PBGC is authorized to seek from the Company or an ERISA Affiliate (as defined in Section 10.24) a late payment charge under Section 4007(b) of ERISA. No condition exists that presents a risk that the Company or an ERISA Affiliate will incur any liability under Title IV of ERISA (other than liability to the PBGC for the payment of premiums pursuant to Section 4007 of ERISA).

         2.12 Taxes and Governmental Returns and Reports.

                 (a) All Tax Returns (as defined in Section 10.53) of or relating to any Tax that are required to be filed on or before the Closing Date for, by, on behalf of or with respect to the Company, including, but not limited to, those relating to the income, business, operations or property of the Company and those which include or should include the Company (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been or will be timely filed with the appropriate foreign, federal, provincial, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be paid in full on or before the Closing Date.

                 (b) All such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns.

                 (c) None of such Tax Returns are under audit or examination by any foreign, federal, provincial, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Company or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Company with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.

                 (d) All Taxes assessed and due and owing from or against the Company on or before the Closing Date (including, but not limited to, ad valorem Taxes relating to any property of the Company) have been or will be timely paid in full on or before the Closing Date.

                 (e) All withholding Tax and Tax deposit requirements imposed on the Company for any and all periods ending on or before the Closing Date, or through and including the Closing Date for periods that have not ended on or before the Closing Date, have been or will be timely satisfied in full on or before the Closing Date.

                 (f) The Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

                 (g) There is no basis known to the Shareholders for any reassessment of Tax and there have been no special assessments on any assets of the Company.

                 (h) The Company is not a party to any Tax allocation or Tax sharing agreement.

                 (i) The Company is not and, except as set forth in Section 2.12 of the Disclosure Schedule, has not been a member of any affiliated, consolidated, combined, unitary or similar group for Tax purposes.

                 (j) All consolidated groups or fiscal unities of which the Company is or has been a party have duly fulfilled, in a timely and accurate manner, all obligations to any foreign, federal, provincial, state or local authority for the period up to the Closing Date. Adequate provisions for payment of all Taxes, including all obligations regarding the termination of any consolidated groups or fiscal unities of which the Company is or has been a party, have been made.

                 (k) During the current fiscal year and for the five previous fiscal years, the Company has not claimed or been granted exemptions from Taxes in connection with any reorganization or merger. Any reorganizations or mergers involving the Company that were consummated before the Closing Date will not give rise to the assessment or payment of Taxes after the Closing Date.

                 (l) No special agreements, rulings or compromises have been entered into between the Company and any foreign, federal, provincial, state or local authority regarding the assessment or payment of Taxes.

         2.13 Finder's Fees. Neither the Company nor any of its Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale by the Shareholders of the Shares or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. Charles Milam, Wesley B. Manuel and Thomas Mautner agree to indemnify and hold the Buyer and its Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Shareholders or any of the Affiliates of the Shareholders with respect to any such fee, commission or expense. The indemnity obligations of Charles Milam, Wesley B. Manuel and Thomas Mautner will be borne 80% by Mr. Milam, 10% by Mr. Manuel and 10% by Mr. Mautner.

         2.14 Insurance. Section 2.14 of the Disclosure Schedule sets forth all existing insurance policies held by the Company relating to the business, assets, employees or agents of the Company. Each such policy is in full force and effect and is with responsible insurance carriers. There is no dispute with respect to such policies and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements. All retroactive premium adjustments for any period ended on or before March 31, 1999, under any worker's compensation policy or any other insurance policies of the Company, for which the Company has received notice, have been recorded in accordance with GAAP and are reflected in the Financial Statements. None of such policies will terminate as a result of the transactions contemplated by this Agreement.

         2.15 Securities Law Matters.

                 (a) Each of the Shareholders recognizes and understands that the Weatherford Shares to be issued to the Shareholders (the "securities") will not, except as expressly provided in Article 4, be registered under the Securities Act (as defined in Section 10.43), or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Shareholders contained herein.

                 (b) Each of the Shareholders represents and warrants that (i) such Shareholder has business knowledge and experience, such experience being based on actual participation therein, (ii) such Shareholder is capable of evaluating the merits and risks of an investment in the Weatherford Shares and the suitability thereof as an investment therefor, (iii) the Weatherford Shares to be acquired by the Shareholders will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) such Shareholder is a natural person, or a trust for the benefit of the children of a natural person, whose residence and domicile are in the State of Louisiana, (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Buyer or Weatherford or as to the value of the Weatherford Shares and (vi) each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act. Each of the Shareholders understands that neither Weatherford nor the Buyer is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities.

                 (c) Each of the Shareholders have consulted with his or her own counsel in regard to the securities laws and are fully aware (i) of the circumstances under which such Shareholder is required to hold the securities,
(ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. Each of the Shareholders have been advised by his or her counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and have been advised of the applicable limitations thereof. Each of the Shareholders acknowledge that Weatherford and the Buyer are relying upon the truth and accuracy of the representations and warranties in this Section
2.15 by each of the Shareholders in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

                 (d) Each of the Shareholders has been furnished with the SEC Documents. Each of the Shareholders has been furnished with a summary description of the terms of this Agreement, the Weatherford Shares and Weatherford, and the Buyer and Weatherford have made available to each of the Shareholders the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Shareholders as set forth herein or for the purpose of considering the transactions contemplated hereby. Weatherford has offered to make available to each of the Shareholders upon request at any time all exhibits filed by Weatherford with the Commission as part of any of the reports filed therewith.

                 (e) Each of the Shareholders agree that the certificates representing the Weatherford Shares will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL
         NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Each of the Shareholders understands and agrees that appropriate stop transfer notations will be placed in the records of Weatherford and with its transfer agents in respect of the securities which are to be issued to the Shareholders. Weatherford agrees that any Weatherford Shares sold pursuant to an effective registration statement shall have the above legend removed to permit the closing of the sale within three Business Days of written notice of the sale and certification by the selling Shareholder that the sale was made pursuant to the plan of distribution described in the registration statement and the prospectus delivery requirements under the Securities Act were fully complied with in connection with the sale.

                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND WEATHERFORD

         The Buyer and Weatherford jointly and severally represent and warrant to the Shareholders as follows:

         3.1 Corporate Matters. Each of the Buyer and Weatherford is a corporation validly existing and in good standing under the laws of Delaware. Each of Weatherford and the Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of Weatherford and the Buyer and is a legal, valid and binding obligation of each of Weatherford and the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement by each of Weatherford and the Buyer have been duly authorized by all necessary corporate action and the consummation of the transactions contemplated hereby by Weatherford and the Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which either of Weatherford or the Buyer is a party or by which it is bound, or conflict with its organizational documents, other than violations, defaults or conflicts that would not materially and adversely affect the ability of Weatherford or the Buyer to consummate the transactions provided for in this Agreement.

         3.2 Approvals, Licenses and Authorizations. Except as otherwise provided in this Agreement, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Buyer or Weatherford to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Buyer or Weatherford and the consummation by the Buyer and Weatherford of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

         3.3 Finder's Fees. Neither the Buyer, Weatherford nor any of their respective Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. The Buyer and Weatherford, jointly and severally, agree to indemnify and hold the Shareholders and their Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Buyer or any Affiliate of the Buyer with respect to any such fee, commission or expense.

         3.4 Authorization for the Weatherford Shares. Weatherford has taken, or will have taken prior to Closing, all necessary action to permit it to issue the Weatherford Shares. The Weatherford Shares issued pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Weatherford Shares will be listed on the New York Stock Exchange.

         3.5 SEC Documents. Weatherford has made available to the Shareholders all of the SEC Documents (as defined in Section 10.42). The SEC Documents represent each report filed by Weatherford with the Commission since March 30, 1999. As of their respective dates, the SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filing with the Commission prior to the date hereof. The consolidated financial statements of Weatherford included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Weatherford and its consolidated Subsidiaries (as defined in Section 10.49) as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1998, other than as discussed in the SEC Documents, there has been no material adverse change in the business of Weatherford and its Subsidiaries, taken as a whole.


                                    ARTICLE 4

                              ADDITIONAL AGREEMENTS

         4.1 Access to Information.

                 (a) Until the Closing, the Shareholders will furnish, and will cause the Company to furnish, the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the assets, commitments and properties of the Company as the Buyer shall from time to time reasonably request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the offices, properties, books, records, contracts and documents of the Company and will be given the opportunity to ask questions of, and receive answers from, representatives of the Company. As part of its investigation, the Buyer shall have the right to conduct, at Buyer's expense, environmental assessments of the Company's properties, including soil and groundwater sampling, as it deems appropriate. No investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Shareholders with respect to any representations, warranties, covenants or agreements made herein or in any exhibit, schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, delivered in connection with this Agreement. The Shareholders will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

                 (b) Each party hereto agrees to hold in confidence all, and not to disclose to others for any reason whatsoever any, non-public information received by it or its representatives from the other party hereto in connection with the transactions contemplated by this Agreement except (i) as required by law; (ii) for disclosure to officers, directors, employees and representatives of such party as necessary in connection with the transactions contemplated hereby or as necessary to the operation of such party's business; and (iii) for information that becomes publicly available other than through such party. If the transactions contemplated by this Agreement are not consummated, each party hereto (i) will return to the other party hereto all non-public documents and other material obtained from such other party, and all copies, summaries and extracts thereof, or certify to such other party that such information has been destroyed and (ii) agrees not to use for its own benefit or for the benefit of any other Person any non-public information received by it or its representatives or Affiliates from the other party in connection with the transactions contemplated by this Agreement.

         4.2 Conduct of the Business. The Shareholders covenant and agree with the Buyer and Weatherford that from and after the date hereof until the Closing, except as expressly authorized by this Agreement or as expressly consented to in writing by the Buyer, the Shareholders shall, and shall cause the Company to:

                 (a) operate the Company only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Company now enjoys and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

                 (b) use all reasonable efforts to maintain the assets of the Company in a state of repair, order and condition consistent with its usual practice;

                 (c) maintain the books of account and records relating to the Company in the usual, regular and ordinary manner, in accordance with the usual accounting practices of the Company applied on a consistent basis and not increase the carrying value of any assets above their historical costs;

                 (d) comply in all respects with all statutes, laws, orders and regulations applicable to the Company and to the conduct of the Company;

                 (e) not sell, assign, transfer, lease or otherwise dispose of any assets of the Company except for dispositions of the inventories of the Company for value in the usual and ordinary course of business;

                 (f) not enter into any new agreements, commitments, or contracts concerning the Company's assets other than in the usual and ordinary course of business;

                 (g) not move Company assets to a new geographic location other than in the usual and ordinary course of business;

                 (h) preserve and maintain all rights that the Company now enjoys in and to the Intellectual Property and not sell, assign, transfer, lease or otherwise dispose of any Intellectual Property other than to the Buyer pursuant to the terms of this Agreement;

                 (i) not mortgage, pledge or otherwise create a security interest or permit there to be created or exist any Liens on the assets of the Company;

                 (j) not incur any obligation for borrowed money or purchase money indebtedness whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business;

                 (k) not enter into any contract, commitment or lease in relation to the Company that is out of the ordinary course of the Company or that is with an Affiliate of the Company or that would bind the Buyer under a contract or other obligation with the Company or any of its Affiliates;

                 (l) not amend or modify any of the contracts or agreements disclosed in Section 2.5(a) of the Disclosure Schedule;

                 (m) not consent to the termination of any of the contracts and agreements disclosed in Section 2.5(a) of the Disclosure Schedule or waive any of the rights of the Company with respect thereto;

                 (n) not permit any insurance policy naming any of the Shareholders or the Company as a beneficiary or a loss payee relating to the Company to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

                 (o) pay when due all accounts payable, all payments required by any of the contracts and agreements set forth in Section 2.5(a) of the Disclosure Schedule, and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves exist in the Financial Statements and that would not result in a Lien being imposed on any assets of the Company;

                 (p) not make any Tax elections that would affect the Company or change any method of accounting or application of any principles under GAAP;

                 (q) except as set forth in Section 2.8(c) of the Disclosure Schedule, not change the terms of employment of any officer or senior employee or increase the compensation or rate of compensation or commissions or bonuses payable by the Company to any of its employees that is not consistent with past practice;

                 (r) not declare or pay any dividend on or make any other distribution in respect of any shares of capital stock of the Company or purchase, redeem or otherwise acquire any of such shares;

                 (s) not authorize or issue, sell, pledge, dispose of or encumber any shares of capital stock of the Company;

                 (t) not grant any stock options or rights to acquire capital stock of the Company;

                 (u) not amend or otherwise modify the Articles of Incorporation or by-laws of the Company;

                 (v) not amend any Company Benefit Plan except as required by law or this Agreement; and

                 (w) promptly notify the Buyer in writing if the Shareholders become aware of any change that shall have occurred or that to the best knowledge of the Shareholders shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Company that would reasonably be expected to have an adverse effect whether or not occurring in the ordinary course of business.

         4.3 Negotiation with Others. The Shareholders agree that from the date hereof until the Closing Date or the termination of this Agreement pursuant to
Article 9, none of the Shareholders or any of their respective Affiliates, including the Company, will, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss or accept or consider any proposal or offer from any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset purchase, stock purchase or any similar transaction involving the Company or any material portion of its assets or property with any such Person. During such period, the Shareholders will immediately notify the Buyer regarding any such contact between the Shareholders, any Affiliate or any of their representatives and any Person regarding any such offer or proposal or any related inquiry and shall return without discussion all offers or proposals regarding any such transaction involving the Company.

         4.4 Information. During the period from the date of this Agreement to the Closing Date, the Buyer, Weatherford and the Shareholders will promptly inform each other in writing of any claim, action or proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Company.

         4.5 Delivery of Documents. The Shareholders shall deliver to the Buyer at or before the Closing all Documents and Other Papers (as defined in Section 10.17) relating to the Company that are in the Shareholders' possession or control, including, without limitation, all files relating to the Financial Statements, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Company stored on any electronic media, including computers. For a period of three years after the Closing Date, the Buyer agrees to provide the Shareholders with access to such Documents and Other Papers to the extent required for tax, financial accounting or legal purposes on a reasonable basis during normal business hours and to permit copies to be made of such Documents and Other Papers as may be reasonably needed. All such Documents and Other Papers shall be maintained by the Shareholders in confidence except to the extent required to be disclosed under law or in furtherance of any defense by the Shareholders or any Affiliate of the Shareholders to any action, suit or proceeding against the Shareholders or any Affiliate of the Shareholders; provided, however, the Buyer shall be advised of any such proposed disclosure in advance and be entitled to seek a limitation on the use of such information and scope of such disclosure.

         4.6 Further Assurances. Each of the Shareholders shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the Buyer such bills of sale, assignments (including but not limited to assignments of leases) and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for the Buyer, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Shares free and clear of all Liens (other than those Liens created or suffered by the Buyer and restrictions on sales of Shares under applicable securities laws) and shall use his or its best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement. For the assignment of the Shares from the Shareholders to the Buyer, each of the Shareholders is obligated at all times without delay in the legal or contractual required form to carry out all necessary acts and to deliver all legally required declarations. Weatherford shall take all action necessary to perform, and shall cause the Buyer to perform, their respective obligations under this Agreement.

         4.7 Nondisclosure of Proprietary Information.

                 (a) Each of the Shareholders agrees that, from and after the Closing, such Shareholder and such Shareholder's Affiliates shall (i) hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose and (ii) not for a period of five years solicit or hire any employees of the Company who are currently employed or may be employed as of the Closing by the Company.

                 (b) The Shareholders acknowledge that all documents and objects containing or reflecting any Proprietary Information, whether developed by the Company, or by someone else for the Company or any of its Affiliates, will after the Closing become the exclusive property of the Buyer and be delivered to the Buyer.

                 (c) Because of the unique nature of the Proprietary Information, the Shareholders understand and agree that the breach or anticipated breach of the obligations under this Section 4.7 will result in immediate and irreparable harm and injury to the Buyer and its Affiliates, for which it will not have an adequate remedy at law, and that the Buyer and its Affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

         4.8 Covenant Not to Compete With the Business. Each Shareholder agrees that, effective as of the Closing Date and for a period of five years thereafter, neither such Shareholder nor any of its Affiliates thereof shall, without the consent of the Buyer, directly or indirectly, design, develop, market, produce, manufacture, rent, distribute, repair, provide or sell any hammer (hydraulic, diesel, steam or otherwise), welding, crane or tubular products or related services in any geographic location in the world or, except for the benefit of the Buyer and its Affiliates, assist any Person to do the same. Each Shareholder acknowledges that a remedy at law for any breach or attempted breach of this Section 4.8 will be inadequate and further agrees that any breach of this Section 4.8 will result in irreparable harm to the Company and the Buyer, and, accordingly, the Buyer, shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Each of Shareholders acknowledges that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Shares and that this
Section 4.8 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this Section 4.8 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 4.8 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 4.8. If any provision of this Section 4.8 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 4.8 but shall be confined in its operation to the provision of this Section 4.8 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 4.8 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

         4.9 Use of Corporate Name. All uses of the corporate names "Petro-Drive" and "Hydrodrive" or any derivations thereof are being transferred to the Buyer hereunder. Each of the Shareholders agrees not to take any action that could reasonably be expected to adversely affect the Buyer's right to the names "Petro-Drive" and "Hydrodrive" or cause confusion with respect to the Buyer's use of such names. All goodwill with respect to the use of the names "Petro-Drive" or "Hydrodrive" will inure to the benefit of the Buyer, and none of the Shareholders will have any rights to sue or recover against any Person with respect to the use of such names.

         4.10 Release.

                 (a) AS OF THE CLOSING DATE AND, EXCEPT AS MAY BE SET FORTH IN
SECTION 7.2 OF THIS AGREEMENT, EACH OF THE SHAREHOLDERS DOES HEREBY FOR ITSELF, HIMSELF OR HERSELF AND ITS, HIS OR HER SUCCESSORS AND ASSIGNS REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE THE BUYER, THE COMPANY,

WEATHERFORD AND THEIR RESPECTIVE AFFILIATES, AND THEIR SUCCESSORS AND ASSIGNS, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, THAT SUCH SHAREHOLDER OR ITS AFFILIATES NOW HAS, OWNS OR HOLDS OR HAS AT ANY TIME PREVIOUSLY HAD, OWNED OR HELD AGAINST SUCH PARTIES, INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF THE COMPANY AND ITS EMPLOYEES AND AGENTS, OR UNDER A THEORY OF STRICT LIABILITY, EXISTING AS OF THE CLOSING DATE OR RELATING TO ANY ACTION, OMISSION OR EVENT OCCURRING ON OR PRIOR TO THE CLOSING DATE; PROVIDED, HOWEVER, THAT ANY CLAIMS, LIABILITIES, DEBTS OR CAUSES OF ACTION THAT MAY ARISE IN CONNECTION WITH THE FAILURE OF ANY OF THE PARTIES HERETO TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR FROM ANY BREACHES BY ANY OF THEM OF ANY REPRESENTATIONS OR WARRANTIES HEREIN OR IN CONNECTION WITH ANY OF SUCH OTHER AGREEMENTS SHALL NOT BE RELEASED OR DISCHARGED PURSUANT TO THIS AGREEMENT.

                 (b) Each of the Shareholders represents and warrants that it, he or she has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each of the Shareholders covenants and agrees that such Shareholder will not assign or transfer to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each of the Shareholders represents and warrants that such Shareholder has read and understands all of the provisions of this Section 4.10 and that he or she has been represented by legal counsel of his or her own choosing in connection with the negotiation, execution and delivery of this Agreement.

                 (c) THE RELEASE PROVIDED BY THE SHAREHOLDERS PURSUANT TO THIS
SECTION 4.10 SHALL APPLY NOTWITHSTANDING THAT THE MATTER FOR WHICH RELEASE IS PROVIDED MAY RELATE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF LAW BY A RELEASED PARTY, INCLUDING THE BUYER, THE COMPANY AND WEATHERFORD AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND FOR LIABILITIES BASED ON THEORIES OF STRICT LIABILITY, AND SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF THE RELEASED PARTY IS ALLEGED OR PROVEN, IT BEING THE INTENTION OF THE PARTIES TO RELEASE THE RELEASED PARTY FROM AND AGAINST ITS ORDINARY, SOLE AND CONTRIBUTORY NEGLIGENCE AND GROSS NEGLIGENCE AS WELL AS LIABILITIES BASED ON THE WILLFUL ACTIONS OR OMISSIONS OF THE RELEASED PARTY AND LIABILITIES BASED ON THEORIES OF STRICT LIABILITY.

         4.11 Continuation of Business by the Buyer. Nothing in this Agreement, in any exhibit or schedule hereto or in any agreement, instrument or other document executed or delivered in connection with this Agreement shall require the Buyer to continue the business or operations of the Company or, to manage and operate the business conducted by the Company with any duty or standard of care to the Shareholders. The Shareholders acknowledge and agree that the Buyer in its sole discretion may continue, manage, modify or discontinue its operations, liquidate or otherwise change or cease its operations.

         4.12 Payment of Obligations. Immediately prior to the Closing, all indebtedness and other obligations that each of the Shareholders and their respective Affiliates owe to the Company or that the Company owes to each of the Shareholders and their respective Affiliates, respectively, shall be extinguished or canceled. Except for any Debt Obligations that constitute Retained Liabilities, Weatherford shall repay all Debt Obligations of the Company on the Closing Date. Further, a total of $300,000 shall have been paid to the Company by or on behalf of Wesley B. Manuel to satisfy his tax withholding obligations relating to the shares of Company common stock granted to him and such amount shall have been remitted by the Company to the appropriate Tax authorities. If the Buyer receives any identifiable Tax refund or reduction in Taxes owed by the Company as a direct result of the issuance of the Company's stock to Wesley B. Manuel, the Buyer agrees that such refund or reduction in Taxes will be used by the Buyer to reduce any Buyer Losses resulting hereunder; provided, however, that such reduction in Buyer Losses shall not exceed $285,000.

         4.13 Company Cars. At or prior to the Closing, Charles Milam shall have the right to purchase the automobile owned by the Company that he is presently driving by paying $20,000 to the Company. Thomas Mautner shall continue to have the use of the automobile leased by the Company that he is presently driving until the expiration of the present lease for that automobile on March 31, 2000.

         4.14 Certain Licenses and Agreements. Each of the Shareholders and the Company agree to obtain amendments or waivers to each of the licenses and agreements listed in Section 2.4(c) of the Disclosure Schedule and such amendments and waivers shall be approved in advance by Buyer and Weatherford.

         4.15 Certain Receivables. Buyer agrees that if the certain account receivables identified in Section 4.15 of the Disclosure Schedule are collected by the Company in cash, including insurance proceeds, Buyer will pay to the Shareholders the amount actually collected minus (i) any Buyer Losses resulting from any Damages relating to matters involving the parties identified in Section
4.15 of the Disclosure Schedule and (ii) the amount of the receivable on the Financial Statements in excess of the accrual or allowance established for such receivable on the Financial Statements; provided that no amounts will be paid until all matters involving the parties identified in Section 4.15 of the Disclosure Schedule have been fully and finally resolved; provided further, however, that no amounts paid by Buyer will exceed the accrual or allowance established for such receivable on the Financial Statements.



                                    ARTICLE 5

                      BUYER'S AND WEATHERFORD'S CONDITIONS

         The obligation of the Buyer to purchase the Shares as contemplated hereby is, at the option of the Buyer and Weatherford, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Buyer or Weatherford in writing; provided, however, the Buyer's and Weatherford's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein and such action shall not prejudice the Buyer's or Weatherford's right to recover damages for any such breach.

         5.1 Representations, Warranties and Covenants. The representations and warranties of the Shareholders contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Shareholders to be performed or complied with by them on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects; and the Shareholders shall have delivered to the Buyer a certificate, dated the Closing Date, regarding the matters set forth in this
Section 5.1.

         5.2 Good Standing. The Shareholders shall have delivered to the Buyer certificates issued by appropriate Governmental Entities evidencing the status of the Company, as of a date not more than twenty calendar days prior to the Closing Date, in each jurisdiction specified in Section 2.1(a) of the Disclosure Schedule.

         5.3 Certificates and Instruments of Transfer. The Shareholders shall have delivered to the Buyer all stock certificates representing the Shares and shall have executed, acknowledged and delivered to the Buyer such instruments of transfer of the Shares (including stock powers) as shall be reasonably requested by the Buyer to vest in the Buyer all the right, title and interest in and to the Shares.

         5.4 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect or threatened nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person (other than the Buyer or its Affiliates) seeking to prevent the sale of the Shares or asserting that the sale of all or a portion of the Shares would be unlawful.

         5.5 No Material Adverse Event. The business and properties of the Company shall not be affected or threatened to be affected by any loss or damage, whether or not covered by insurance, except to the extent that the same would not have a material adverse effect on the Company.

         5.6 Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in substantially the forms required by this Agreement.

         5.7 Licenses, Consents and Approvals. All licenses, consents or approvals of Governmental Entities required for the Shareholders to consummate the transactions contemplated by this Agreement shall have been obtained. The Shareholders shall have delivered to the Buyer a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Shareholders to consummate the transactions contemplated by this Agreement.

         5.8 Consents of Third Persons. All consents from third Persons, including those consents necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained on terms satisfactory to the Buyer and delivered to the Buyer.

         5.9 Legal Opinion. The Buyer shall have been furnished an opinion of Liskow & Lewis, counsel to the Shareholders, that (i) this Agreement and the transactions contemplated hereby have been authorized by all necessary action on the part of the Shareholders, (ii) the Shares are all of the outstanding securities of the Company, were validly issued, fully paid and non-assessable and were not issued in violation of any preemptive, preferential purchase or other similar rights of any other Person and (iii) this Agreement constitutes a legal, valid and binding obligation of the Shareholders and is enforceable against the Shareholders in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies; provided, however, that the opinion shall not cover non-compete matters.

         5.10 Shareholder and Other Payment Obligations. All indebtedness and other obligations owed by the Company to each of the Shareholders and their respective Affiliates shall have extinguished or canceled. The Buyer shall also have been provided with evidence of the payment of the tax withholding amount for Mr. Manuel described in Section 4.12.

         5.11 Liabilities. The Shareholders shall have provided to the Buyer sufficient evidence of the assumption of the Retained Liabilities by the Shareholders.

         5.12 Employment Agreement. The Buyer shall have entered into an Employment Contract with Wesley B. Manuel in substantially the form set forth in Exhibit A.

         5.13 Stock Exchange Approval. The New York Stock Exchange shall have approved the listing of the Weatherford Shares.

         5.14 Approvals for Issuance of Weatherford Shares. Weatherford shall have received all consents, approvals and other authorizations from Governmental Entities necessary or appropriate for Weatherford to issue the Weatherford Shares.

         5.15 Resolutions. The Shareholders shall have delivered to the Buyer certified copies of resolutions of the board of directors and the shareholders of the Company approving this Agreement and the transactions contemplated hereby.

         5.16 Broussard Facilities. The Buyer and YOGI, L.L.C. ("YOGI") shall have entered into a lease of the facility located at 200 S. Bernard in Broussard, Louisiana (the "Broussard Facilities") in substantially the form set forth in Exhibit B.

         5.17 Cayman Islands Name Change. The Shareholders shall have delivered to the Buyer sufficient evidence of the change of the name of the Cayman Islands corporation owned by one or more of the Shareholders to a name not including "Petro-Drive" or any derivations thereof.

         5.18 Certain Licenses and Agreements. Except as otherwise agreed to by the Buyer, each of the Shareholders and the Company agree to obtain amendments or waivers to each of the licenses and agreements listed in Section 2.4(c) of the Disclosure Schedule and such amendments and waivers shall be approved in advance by Buyer and Weatherford.


                                    ARTICLE 6

                            SHAREHOLDERS' CONDITIONS

         The obligation of the Shareholders to transfer the Shares as contemplated hereby is, at the option of the Shareholders, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Shareholders in writing; provided, however, the Shareholders' election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein and such action shall not prejudice any Shareholder's rights to recover damages for any such breach.

         6.1 Representations, Warranties and Covenants. The representations and warranties of each of the Buyer and Weatherford contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of each of the Buyer and Weatherford to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects; and each of the Buyer and Weatherford shall have delivered to the Shareholders a certificate signed by one of its duly authorized officers, dated the Closing Date, regarding the matters set forth in this Section 6.1.

         6.2 Purchase Price. Weatherford shall have issued the Weatherford Shares in payment of the Purchase Price, and Weatherford shall have issued and retained in escrow the Escrowed Shares.

         6.3 Licenses, Consents and Approvals. All licenses, consents or approvals of Governmental Entities required for the Buyer and Weatherford to consummate the transactions contemplated by this Agreement shall have been obtained. The Buyer shall have delivered to the Shareholders a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Buyer and Weatherford to consummate the transactions contemplated by this Agreement.

         6.4 No Litigation. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect or threatened nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened by any Person (other than the Shareholders or any of their respective Affiliates) seeking to prevent the sale of the Shares or asserting that the sale of all or a portion of the Shares would be unlawful.

         6.5 Other Legal Matters. All exhibits, schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in substantially the forms required by this Agreement.

         6.6 Legal Opinion. The Shareholders shall have been furnished an opinion of Andrews & Kurth L.L.P. or internal counsel to Buyer and Weatherford, that (i) this Agreement and the transactions contemplated hereby have been authorized by all necessary action on the part of the Buyer and Weatherford and
(ii) this Agreement constitutes a legal, valid and binding obligation of the Buyer and Weatherford and is enforceable against the Buyer and Weatherford in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

         6.7 Company Obligations. All indebtedness and other obligations that the Company owes to each of the Shareholders and their respective Affiliates as of the Closing shall have been extinguished or canceled.

         6.8 Employment Agreement. The Buyer shall have entered into an Employment Contract with Wesley B. Manuel in substantially the form set forth in Exhibit A.

         6.9 Resolutions. The Buyer shall have delivered to the Shareholders certified copies of resolutions of the boards of directors of the Buyer and Weatherford approving this Agreement and the transactions contemplated hereby.

         6.10 Consulting Agreements. The Buyer shall have entered into Consulting Agreements with Charles Milam and Thomas Mautner in substantially the form set forth in Exhibit C.

         6.11 Broussard Facilities. The Buyer and YOG1 shall have entered into a lease of the Broussard Facilities in substantially the form set forth in Exhibit B.

                                    ARTICLE 7

                                 INDEMNIFICATION

         7.1 Indemnification by the Shareholders. Charles Milam, Wesley B. Manuel and Thomas Mautner (the "Indemnifying Shareholders") in respective shares of 80%, 10% and 10% of the total obligations hereunder, agree to indemnify, defend and hold the Buyer, Weatherford, each of their respective Affiliates and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns, harmless from and against and in respect of Damages (as defined in Section 10.14) actually suffered, incurred or realized by such party (collectively, "Buyer Losses"), arising out of or resulting from or relating to:

                 (a) any misrepresentation, breach of representation or warranty or breach of any covenant or agreement made or undertaken by the Shareholders in this Agreement or any misrepresentation or omission from any other agreement, certificate, exhibit or writing delivered to the Buyer or Weatherford pursuant to this Agreement, including the Disclosure Schedule; or

                 (b) any Retained Liability.

For purposes of determining the Buyer's and Weatherford's right to indemnification for a misrepresentation or breach of warranty made by the Shareholders in this Agreement, all such representations and warranties that have been made subject to a materiality qualification shall be deemed to have been made without that qualification.

         7.2 Indemnification by the Buyer and Weatherford. Except as otherwise limited by this Article 7 and Article 8 hereof, the Buyer and Weatherford jointly and severally agree to indemnify, defend and hold the Shareholders and their successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Shareholders Losses"), arising out of or resulting from (a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Buyer or Weatherford in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Exhibit or writing delivered to the Shareholders pursuant to this Agreement or (b) any liabilities of the Company based upon actions, omissions or events occurring after Closing, excluding all Retained Liabilities and any liabilities arising out of or resulting from any misrepresentation, breach or representation or warranty or breach of covenant or agreement made or undertaken by any of the Shareholders.

         7.3 Procedure. All claims for indemnification under this Article 7 shall be asserted and resolved as follows:

                 (a) An Indemnitee (as defined in Section 10.29) shall promptly give the Indemnitor (as defined in Section 10.30) notice of any matter that an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                 (b) The obligations and liabilities of an Indemnitor under this
Article 7 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 7 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to the Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

         7.4 Payment. Payment of any amounts due pursuant to this Article 7 shall be made within ten Business Days after notice is sent by the Indemnitee. To the extent there exist any Escrowed Shares, payment for any Buyer Losses shall first be made by the retainment by Buyer or Weatherford of Escrowed Shares.

         7.5 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 7 and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

         7.6 Express Negligence. THE INDEMNITIES SET FORTH IN THIS ARTICLE 7 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING THE EXPRESS NEGLIGENCE RULE OF ANY STATE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

         7.7 Indemnification Limitations. The Shareholders shall be liable under
Section 7.1(a) in respect of a misrepresentation or breach of warranty only if and then only to the extent that, the aggregate amount of any Buyer Losses for which the Buyer and Weatherford are entitled to indemnification pursuant to such clause exceeds $50,000; provided, however, the Shareholders' liability under
Section 7.1(a) shall not be so limited if such Buyer Losses arise from a breach of any of the representations set forth in Sections 2.1, 2.2(a), 2.4, 2.9, 2.13 or 2.15 or from a breach of any covenant or agreement set forth herein. There shall be no limits on the Shareholders' liability (i) arising from a breach of any of the representations set forth in Sections 2.1, 2.2(a), 2.4(c), 2.7, 2.10, 2.12, 2.13, (ii) under Section 7.1(a) with respect to breaches of covenants or agreements or (iii) under Section 7.1(b). For a breach of any representation other than those specifically identified in clause (i) of the preceding sentence, the liability of the Shareholders shall be limited to the Purchase Price, which shall be calculated as of the Closing Date after taking into account any adjustments made pursuant to Section 1.4.

         7.8 Liability Adjustment. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any Indemnifiable Losses under this Article 7 shall be net of any insurance recovery by the Indemnitee on account of such Losses from an unaffiliated party.


                                    ARTICLE 8

                 NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Shareholders pursuant to this Agreement shall be deemed representations and warranties of the Shareholders. The several representations and warranties of the parties to this Agreement shall survive the Closing Date for a period of two years from the Closing Date (except that (i) the representations and warranties set forth in Sections 2.1, 2.2(a), 2.4, 2.9, 2.10, 2.13, 2.15, 3.1, 3.3 and 3.4 shall survive the Closing Date without limitation and (ii) the representations and warranties set forth in Sections
2.11 and 2.12 shall survive the Closing Date for the period of the applicable statutes of limitations) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 7 hereof may be made thereon) if a written notice asserting the claim shall have been given within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. The agreements and covenants set forth herein shall survive without limitation. All representations, warranties, covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of either of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.

                                    ARTICLE 9

                                   TERMINATION

         9.1 Termination. The obligation of the parties to close the transactions contemplated by this Agreement may be terminated by:

                 (a) mutual agreement of the Buyer, Weatherford and the Shareholders;

                 (b) the Buyer or Weatherford, if a material default shall be made by any of the Shareholders in the observance or in the due and timely performance by any of the Shareholders of any agreements and covenants of the Shareholders herein contained, or if there shall have been a breach by any of the Shareholders of any of the warranties and representations of the Shareholders herein contained, and such default or breach has not been cured or has not been waived;

                 (c) the Shareholders, if a material default shall be made by the Buyer or Weatherford in the observance or in the due and timely performance by the Buyer or Weatherford of any agreements and covenants of such Person herein contained, or if there shall have been a breach by the Buyer or Weatherford of any of the warranties and representations of the Buyer or Weatherford herein contained, and such default or breach has not been cured or has not been waived; or

                 (d) the Buyer, Weatherford or the Shareholders (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before September 14, 1999.

         9.2 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 9.1, then this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Shareholders, the Buyer or Weatherford except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. The termination of this Agreement shall not relieve any party of its obligations under Section 4.1(b), this Section 9.2 and any applicable Article 7 indemnity obligation resulting from a willful breach of Section 4.1(b) and/or
Section 9.2.

         9.3 Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article 9 only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.


                                   ARTICLE 10

                          DEFINITIONS OF CERTAIN TERMS

         In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all Exhibits hereto and the Disclosure Schedule:

         10.1 "Affiliate" shall mean, with respect to any specified Person, any officer, director, Shareholders or any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person.

         10.2 "Agreement" shall mean this Stock Purchase Agreement among the Shareholders, the Buyer and Weatherford, as amended from time to time by the parties hereto, including the exhibits hereto and the Disclosure Schedule.

         10.3 "Average Closing Price" shall mean the average of the closing sales price per share of the Common Stock for the five consecutive trading days ending on the third Business Day immediately preceding the Closing Date, as reported on the New York Stock Exchange.

         10.4 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

         10.5 "Buyer" shall mean Grant Prideco, Inc., a Delaware corporation, or one or more of its designees.

         10.6 "Buyer Losses" shall have the meaning given such term in Section
7.1 hereof.

         10.7 "Closing" shall mean the transfer by the Shareholders to the Buyer of the Shares and the transfer by the Buyer to the Shareholders of the consideration set forth herein.

         10.8 "Closing Date" shall have the meaning given such term in Section
1.2 hereof.

         10.9 "Closing Date Balance Sheet" shall have the meaning given such term in Section 1.4(a) hereof.

         10.10 "Closing Date Debt" shall mean the aggregate amount of Debt Obligations and Other Liabilities reflected on the Closing Date Balance Sheet.

         10.11 "Closing Date Working Capital" shall mean the aggregate amount of
(a) all current assets reflected on the Closing Date Balance Sheet (but excluding all deferred tax assets) less (b) all current liabilities reflected on the Closing Date Balance Sheet (excluding all (i) short-term debt and the current portion of long-term debt to the extent the same is included in Closing Date Debt, (ii) deferred tax liabilities and (iii) Other Liabilities (as defined in Section 10.34).

         10.12 "Common Stock" shall mean the common stock, par value $1.00 per share, of Weatherford.

         10.13 "Company Benefit Plan" shall mean (1) any employee welfare benefit plan or employee pension benefit plan as defined in sections 3(1) and 3(2) of ERISA, including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (2) any other material employee benefit agreement or arrangement that is not an ERISA plan, including without limitation, any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy, or other similar plan or agreement or arrangement that has been sponsored, maintained or adopted by the Company at any time during the past three years, or has been approved by the Company before this date but is not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Company, or with respect to which the Company may have any liability.

         10.14 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, consequential damages, costs and expenses incurred in connection with investigating and defending any claims or filed causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)).

         10.15 "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money, any capitalized lease obligation, any obligation properly classified as indebtedness or debt under GAAP or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business) and shall specifically include any loans or advances to or from the Shareholders or their respective Affiliates.

         10.16 "Disclosure Schedule" shall mean the disclosure schedule dated as of the date of this Agreement delivered to the Buyer by the Shareholders.

         10.17 "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

         10.18 "Environmental Condition" shall mean any pollution, contamination, degradation, damage or injury caused by, related to or arising from the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials.

         10.19 "Environmental Laws" shall mean all national, federal, state, provincial, municipal or local laws, rules, regulations, statutes, ordinances or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and
(c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful.

         10.20 "Environmental Liabilities" shall mean any and all Damages (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses) incurred or imposed (a) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental
Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with or under Environmental Laws, or (b) pursuant to any claim by a Governmental Entity or other third Person or entity for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute and arising out of or in connection with a release, as such term is defined in Environmental Laws, of Hazardous Materials.

         10.21 "Environmental Losses" shall mean any and all Environmental Liabilities that may be imposed upon or incurred by the Buyer or its officers, directors, employees, agents, shareholders and controlling Persons or their respective successors and assigns, arising out of or in connection with (i) the acts or omissions of any Person prior to the Closing Date relating to the Shareholders, any business currently or previously conducted by the Company, the operations currently or previously conducted by the Company or any of its Affiliates on any other assets or properties currently or previously leased or owned by the Company or any of its Affiliates in connection with any business currently or previously conducted at the properties owned or leased by the Company or any of its Affiliates, (ii) any breach of a representation or warranty contained in Section 2.9, (iii) any and all Environmental Conditions existing on or prior to the Closing Date on, at or underlying the real property owned or leased by the Company, or (iv) the handling, storage, treatment or disposal of any Hazardous Materials generated by the Company or any of its Affiliates on or prior to the Closing Date.

         10.22 "Environmental Permits" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the Company under any Environmental Law.

         10.23 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         10.24 "ERISA Affiliate" shall mean any entity that is treated as a single employee together with the Company under section 414 of the Code.

         10.25 "Financial Statements" shall have the meaning given such term in
Section 2.6 hereof.

         10.26 "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

         10.27 "Governmental Entity" shall mean any national, state or local government, domestic or foreign, or any subdivision thereof or any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         10.28 "Hazardous Materials" shall mean (a) any substance or material that is listed, defined or otherwise designated as a hazardous substance under any Environmental Law, (b) any petroleum or petroleum products, (c) radioactive materials, urea formaldehyde, asbestos and PCBs, and (d) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

         10.29 "Indemnitee" shall mean the Person or Persons indemnified, or entitled or claiming to be entitled to be indemnified, pursuant to the provisions of Section 7.1 or Section 7.2 hereof, as the case may be.

         10.30 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Section 7.1 or Section 7.2 hereof, as the case may be.

         10.31 "Intellectual Property" shall have the meaning given such term in
Section 2.4(c).

         10.32 "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever (including, without limitation, lessor ownership rights).

         10.33 "Losses" shall mean Shareholders Losses or Buyer Losses, as the case may be.

         10.34 "Other Liabilities" shall mean accrued payroll, accrued vacation pay, accrued workers compensation insurance, accrued payroll Taxes, accrued royalties due to Continental Insurance, accrued royalties due to Home Center Property, accrued royalties due to IHC Hydrohammer, garnishments payable and IRA payroll deductions.

         10.35 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         10.36 "Pension Plans" shall have the meaning given such term in Section 2.11(e) hereof.

         10.37 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

         10.38 "Proprietary Information" shall mean collectively (a) Proprietary Rights and (b) any and all other information and material proprietary to the Company, owned, possessed or used by the Company, whether or not such information is embodied in writing or other physical form, and which is not generally known to the public, that (i) relates to financial information regarding the Company, including, without limitation, (A) business plans and (B) sales, financing, pricing and marketing procedures or methods of the Company or
(ii) relates to specific business matters concerning the Company, including, without limitation, the identity of or other information regarding sales personnel or customers of the Company.

         10.39 "Proprietary Rights" shall mean all rights to the name "Petro-Drive" and all patents, inventions, shop rights, know how, trade secrets, designs, drawings, art work, plans, prints, manuals, computer files, computer software, hard copy files, catalogs, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, names, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, that are used in the conduct of the business of the Company.

         10.40 "Purchase Price" shall have the meaning such term is given in
Section 1.3.

         10.41 "Retained Liabilities" shall mean any and all liabilities, claims, claim for liability (whether in contract, in tort or otherwise, and whether or not successful), debts and obligations to the extent not fully accrued for on the Financial Statements relating to or arising from (a) any and all Taxes pertaining or attributable to the Company with respect to any and all taxable periods or portions thereof ending on or before the Closing Date, (b) any Liens of any nature whatsoever against or in any way related to the assets or the business of the Company to the extent such liability or claim for liability arises in connection with any Lien that is in existence at or attributable to periods prior to the Closing Date, (c) any lawsuit or threatened lawsuit or claim involving the Shareholders or the Company based upon actions, omissions or events occurring on or prior to the Closing Date, including, but not limited to, those items listed on Section 2.7 of the Disclosure Schedule,
(d) any employee, including without limitation any workers' compensation or worker injury claim based on any actions, omissions or events occurring on or prior to the Closing Date or any termination or severance obligations for any employee of the Company on or prior to the Closing Date, (e) the administration or termination on or prior to the Closing of, or any benefits under, any Company Benefit Plan, (f) any obligation, liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) of the Company to any Affiliate of the Shareholders to the extent such obligation, liability or claim arises in connection with any action, omission or event occurring on or prior to the Closing Date or relates to any agreement or commitment in existence on the Closing Date, (g) any and all Environmental Losses, (h) any products manufactured, sold or distributed or services provided by or on behalf of the Company or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of the Company, (i) any claims or rights of any former shareholders of the Company, including, without limitation, any claims relating to pre-emptive rights or contractual rights of first refusal (j) any claims or obligations arising from or relating to any verbal or unwritten agreements or contracts of or involving the Company, the Shareholders or any of their Affiliates and (k) any other matter or liability relating to the Shareholders or the Company.

         10.42 "SEC Documents" shall mean Weatherford's (a) Annual Report on Form 10-K for the year ended December 31, 1998, (b) proxy statement with respect to the Annual Meeting of Stockholders held on May 6, 1999, (c) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999, and (d) Current Reports on Form 8-K dated April 29, 1999, May 21, 1999, July 21, 1999, and August 17, 1999.

         10.43 "Securities Act" shall mean the Securities Act of 1933, as amended.

         10.44 "Service" shall mean the Internal Revenue Service.

         10.45 "Shareholders" shall have the meaning given such term in the preamble hereof.

         10.46 "Shareholder Representative" shall have the meaning given such term in Section 11.1 hereof.

         10.47 "Shareholders Losses" shall have the meaning given such term in
Section 7.2 hereof.

         10.48 "Shares" shall mean all of the outstanding capital stock of the Company.

         10.49 "Subsidiary" shall mean, as to a Person, any corporation, partnership, joint venture, association or other entity or organization in which such Person owns (directly or indirectly) any equity or other similar ownership interest.

         10.50 "Target Debt" shall mean $5,267,000, as reflected on the Company's balance sheet at March 31, 1999.

         10.51 "Target Working Capital" shall mean $1,530,000, as reflected on the Company's balance sheet at March 31, 1999.

         10.52 "Taxes" shall mean all United States, federal, state, provincial, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts or charges of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" shall mean any one of the foregoing Taxes.

         10.53 "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes.

         10.54 "Third Party Claims" shall have the meaning given such term in
Section 7.3(b) hereof.

         10.55 "Waste Materials" shall mean any toxic or hazardous materials or substances or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity under any Environmental Law. "Waste Materials" does not include useful products that are stored or maintained in authorized containers.

         10.56 "Weatherford Shares" shall mean 328,767 shares of Common Stock; provided, however, that if the Average Closing Price equals or exceeds $39.50, the Weatherford Shares shall mean the number of shares of Common Stock equal to $12,986,000 divided by the Average Closing Price.


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 Shareholder Representative. Each of the Shareholders hereby irrevocably appoints Thomas W. Mautner to be the representative (the "Shareholder Representative") of the Shareholders following the Closing Date in any matter arising out of this Agreement. For any matter in which the Buyer or Weatherford is entitled to rely on or otherwise deal with the Shareholders, the Buyer and Weatherford shall be entitled to communicate solely with the Shareholder Representative and shall be entitled to rely on any such communications as being the desire and will of the Shareholders. Notice delivered to the Shareholder Representative in accordance with Section 11.4 hereof shall be deemed notice to all of the Shareholders.

         11.2 Spousal Consent. The spouses of all married Shareholders are also executing this Agreement. By executing this Agreement, each of such spouses (a) acknowledges that he or she knows of the contents of this Agreement, (b) consents to the entering into of this Agreement by his or her spouse and (c) agrees that this Agreement shall be binding upon such spouse to the extent of his or her community property interest.

         11.3 Expenses. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement; provided, however, that upon consummation of the Closing, the Buyer shall reimburse the Shareholders for up to $20,000 in legal fees actually incurred by the Shareholders in connection with the Transactions contemplated by this Agreement.

         11.4 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

         If to the Shareholders or the Shareholder Representative, to:

         Thomas W. Mautner
         200 Countryview Drive
         Youngsville, LA 70592
         Attention:         Thomas W. Mautner
         Facsimile:         318-267-2398
         Confirm:           318-267-2342

         Copies to:

         Liskow & Lewis                             and           Darnall, Sikes & Frederick
         822 Harding St.                                          125 Rue Beauregard
         Lafayette, LA 70503                                      Lafayette, LA 70508
         Attention:         Billy J. Domingue                     Attention:    Larry Sikes
         Facsimile:         (318) 267-2398                        Facsimile:    (318) 237-3614
         Confirm:           (318) 232-7424                        Confirm:      (318) 232-3312

         If to the Buyer, to:

         Grant Prideco, Inc.
         1450 Lake Robbins Drive, Suite 600
         The Woodlands, Texas 77380
         Attention:         President
         Facsimile:         (281) 297-8569
         Confirm:           (281) 297-8500

         Copies to:

         Weatherford International, Inc.            and           Andrews & Kurth L.L.P.
         515 Post Oak Blvd., Suite 600                            600 Travis, Suite 4200
         Houston, Texas 77027                                     Houston, Texas 77002
         Attention:         General Counsel                       Attention:    Robert V. Jewell
         Facsimile:         (713) 693-4484                        Facsimile:    (713) 238-7135
         Confirm:           (713) 693-4000                        Confirm:      (713) 220-4358

or to such other address or facsimile number and to the attention of such other Person as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

         11.5 Specific Performance. It is specifically understood and agreed that any breach by a party of the covenants or agreements of this Agreement is likely to result in irreparable harm to the other party and that an action at law for damages alone will be an inadequate remedy for such breach. Accordingly, in addition to any other remedy that may be available to it, in the event of breach or threatened breach by any party of the covenants or agreements of this Agreement, including, without limitation, Section 4.8 hereof, the other party shall be entitled to enforce the specific performance of this Agreement and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of providing actual damages, and such other relief as the court may allow.

         11.6 Assignment and Successors. Except as specifically contemplated by this Agreement, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; provided, however, the Buyer may, upon written notice to the Shareholders, assign its rights and obligations in this Agreement to an Affiliate of the Buyer. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

         11.7 Entire Agreement. This Agreement, the Confidentiality Agreement dated November 4, 1998 by and among the parties hereto, the Exhibits hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersede all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

         11.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles.

         11.9 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         11.10 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.11 No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

         11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.13 Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

         11.14 Arbitration. In the event there shall exist any dispute or controversy with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby, including, but not limited to Article 7, the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If the parties hereto are unable to resolve such dispute or controversy by agreement within 60 days following notice by any party hereto of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, the parties agree that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section 11.14 and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, which notice shall name one arbitrator. Within 10 days after the receipt of such notice, the other party shall provide written notice to the electing party naming a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association. All arbitration proceedings shall be held in Houston, Texas. Each arbitrator selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute and shall be independent and not affiliated with any of the parties hereto. The arbitrators shall resolve all disputes in controversy in accordance with the Texas substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrators appointed pursuant to this Section 11.14 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall render their decision within 60 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named. The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision.

         11.15 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                SHAREHOLDERS:


                                             /s/ Charles R. Milam
                                   --------------------------------------------
                                               Charles R. Milam


                                             /s/ Thomas W. Mautner
                                   --------------------------------------------
                                               Thomas W. Mautner


                                             /s/ Wesley B. Manuel
                                   --------------------------------------------
                                               Wesley B. Manuel


                                Trust #1 of Luke Charles Milam



                                By:          /s/ E. Larry Sikes
                                   --------------------------------------------
                                               E. Larry Sikes
                                                   Trustee


                                Trust #1 of Mark W. Milam



                                By:          /s/ E. Larry Sikes
                                   --------------------------------------------
                                               E. Larry Sikes
                                                   Trustee


                                Trust #1 of Brent R. Milam



                                By:          /s/ E. Larry Sikes
                                   --------------------------------------------
                                               E. Larry Sikes
                                                   Trustee

                                Trust #1 of Tammy S. Milam



                                By:          /s/ E. Larry Sikes
                                   --------------------------------------------
                                               E. Larry Sikes
                                                   Trustee


                                Trust #1 of Linda A. Milam



                                By:          /s/ E. Larry Sikes
                                   --------------------------------------------
                                               E. Larry Sikes
                                                   Trustee


                                SPOUSES:



                                                /s/ Vicki Willis Milam
                                   --------------------------------------------
                                                  Vicki Willis Milam


                                             /s/ Julianne Ferrera Mautner
                                   --------------------------------------------
                                               Julianne Ferrera Mautner


                                                /s/ Kim Comeaux Manuel
                                   --------------------------------------------
                                                  Kim Comeaux Manuel


                                BUYER:

                                GRANT PRIDECO, INC.



                                By:          /s/ Frances Powell
                                   --------------------------------------------
                                Name:         Frances R. Powell
                                     ------------------------------------------
                                Title:         Vice President
                                      -----------------------------------------

                                WEATHERFORD:

                                WEATHERFORD INTERNATIONAL, INC.



                                By:           /s/ Curtis W. Huff
                                   --------------------------------------------
                                                Curtis W. Huff
                                             Senior Vice President